Exhibit 10.59
REIMBURSEMENT AGREEMENT

THIS AGREEMENT (this "Agreement") is executed and delivered on the 29th day of June, 2010, by and between The Sentient Group ("TSG") and Natural Soda Holdings, Inc., a Colorado corporation ("NSHI").

RECITALS:

WHEREAS, NSHI anticipates that TSG and one or more affiliates of Sentient USA Resources Fund, LP ("SURF"), a shareholder of NSHI (collectively "Sentient") will provide services and/or will incur certain costs and expenses directly allocable to NSHI and NSHI's subsidiary, Natural Soda, Inc. ("NSI").

WHEREAS, Sentient will use reasonable efforts to advise management and the Board of Directors of NSHI in advance of providing such services or incurring any such costs and expenses;

WHEREAS, Sentient will attempt to have any third party providers of goods or services to contract with NSHI and/or NSI concerning such goods and services rather than have Sentient pay the bills and seek reimbursement for such amounts, and

WHEREAS, NSHI has agreed to reimburse Sentient and/or one or more of its affiliates for such services, costs and expenses provided that they are reasonable in amount, were incurred in good faith, and are approved by a majority of the disinterested members of the Board of Directors and/or the Shareholders of NSHI as required by the Colorado Business Corporations Act for conflicting interest transactions.

NOW, THEREFORE, in consideration of the foregoing premises, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Reimbursement Of Costs and Expenses. From time to time, no less frequently than on a quarterly basis, Sentient will prepare and submit a detailed request to NSHI for reimbursement of:

(a)     The cost to Sentient of providing services to NSHI and/or NSI, including, but not limited to travel and accommodations associated with the provision of such services (costs of employees or contractors of Sentient will be based on the actual cost to Sentient of providing such services); and

(b)     The cost of goods and services provided by third parties to or for the benefit of NSHI and/or NSI, but billed to and paid by Sentient or billed to NSHI and/or NSI and paid by Sentient on behalf of NSHI and/or NSI.

Such requests shall be reasonable in detail and in such form as may be reasonably required by NSHI. At a minimum, such requests shall be reasonably sufficient to satisfy the requirements of the Sarbanes_Oxley Act of 2002 (or as such act might be modified in the future) and the requirements of the Internal Revenue Service to permit NSHI and/or NSI to deduct such payments for United States Income Tax purposes. Sentient will provide NSHI with reasonable backup documentation for each request for reimbursement and a representative of Sentient will be available to discuss the request for reimbursement as needed by management, the Board of Directors or shareholders of NSHI. Reimbursements shall be paid from available cash within a reasonable time after being approved.

Cost Reimbursement Agreement

2.  Prior Consent. Sentient will use reasonable efforts to obtain prior authorization before performing or retaining any services that may be the subject of any reimbursement hereunder or incurring any cost or expense for the benefit of NSHI or NSI. Failure to obtain any such authorization shall not affect Sentient's right to seek reimbursement, but is intended to provide NSHI and NSI with information that will better enable it to understand the value and necessity of such items and to budget for such items.

3.  Currency. All references to "dollars" or "$" herein or in any budget shall mean lawful currency of the United States of America.

4.  Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of

5.  Dispute Resolution.

(a) All claims, disputes or other controversies arising out of, or relating to, this Agreement and any other claims, disputes or controversies arising out of or relating to the management or operations of NSHI or NSI (hereinafter collectively referred to as a "Dispute") shall initially be submitted to a senior officer or a member of the board of directors from each party to a Dispute for resolution by mutual agreement between said officers (which senior officers or director will not be a Person who is involved in the regular operations of NSHI or NSI). Any mutual determination by the senior officers shall be reduced to writing and become final and binding upon the parties. However, should such senior officers fail to arrive at a mutual decision as to the Dispute within 20 days after notice to the senior officers of the Dispute, the parties shall then attempt to resolve such Dispute by mediation in accordance with the terms and provisions set forth in the following paragraph.

(b) The parties agree that if the Senior Officers are unable to resolve the Dispute pursuant to the preceding paragraph, either party may submit the Dispute to JAMS, Inc. (www.jamsadr.com and 949-224-1810, "JAMS"), or its successor, for mediation, and if the Dispute is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration. Any party to this Agreement may commence mediation by providing to JAMS and the other parties a written request for mediation, setting forth the subject of the Dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS' panel of neutrals, and in scheduling the mediation proceedings promptly, not later than 20 days after such request for mediation. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party may initiate arbitration with respect to the Disputes submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. -Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

Cost Reimbursement Agreement

6.  Further Assurances. Each of the parties shall take, from time-to-time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

7.  Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

8.  Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of more than one party be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATURAL SODA HOLDINGS, INC		THE SENTIENT GROUP

By:	/s/ Brad F. Bunnet	By:	/s/ Gregory Link
Name:	Brad F. Bunnet	Name:	Gregory Link
Title:	President	Title:	Director
Date:	30 June 2010	Date:	30 June 2010

Cost Reimbursement Agreement